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PROXY
                           ROCK FINANCIAL CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR THE SPECIAL MEETING OF SHAREHOLDERS, DECEMBER 8, 1999

    The undersigned hereby appoints Daniel Gilbert, Michael Hollerbach, Frank Plenskofski and Richard Chyette, and each of them, attorneys and proxies, each with full power of substitution and resubstitution, in the name, place and stead of the undersigned, to vote as proxy all the Common Shares, par value $0.01 per share, of the undersigned in Rock Financial Corporation (the "Company") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held on December 8, 1999 and at any and all adjournments thereof.

    1. The approval and adoption of the Agreement and Plan of Merger, dated as of October 6, 1999, among Rock Financial Corporation, Intuit Inc., Merger Sub 1, Inc., Merger Sub 2, Inc. and Title Source, Inc. (included as Annex A to, and described in, the Proxy Statement relating to this Special Meeting)

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

    2. In their discretion with respect to any other matters that may properly come before the meeting.

                 (Continued and to be signed on reverse side.)
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   THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL
BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED OR IF NO INSTRUCTION IS GIVEN. IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE MEETING FOR ACTION TO BE TAKEN THEREON, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON SUCH MATTERS BY THE PERSONS NAMED AS PROXIES HEREIN IN ACCORDANCE WITH THEIR BEST JUDGMENT.

   PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                 Signature:
                                                 Dated: , 1999
                                                 Signature:
                                                 Dated: , 1999
                                                 (IMPORTANT: PLEASE SIGN NAME
                                                 EXACTLY AS IT APPEARS HEREON.
                                                 EXECUTORS, ADMINISTRATORS,
                                                 ATTORNEYS, GUARDIANS, TRUSTEES,
                                                 ETC. SHOULD SO INDICATE WHEN
                                                 SIGNING, GIVING FULL TITLE AS
                                                 SUCH. IF SIGNER IS A
                                                 CORPORATION, EXECUTE IN FULL
                                                 CORPORATE NAME BY AUTHORIZED
                                                 OFFICER. IF SHARES ARE HELD IN
                                                 THE NAME OF TWO OR MORE
                                                 PERSONS, ALL SHOULD SIGN.)